Power of Attorney



CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.
       When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.
       Your agent can act on your behalf only after signing the Power of Attorney before a notary public.
       You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.
       You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.
       Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.
       The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites,
www.senate.state.ny.us or www.assembly.state.ny.us.
       If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: that I, Thomas A. Russo, constitute and appoint Kathleen E. Shannon and Patricia M. Carroll, and each of them severally, as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities to:

       (1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of American International Group, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder;

       (2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such Form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

       (3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

             The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to each attorney-in-fact.

	In Witness Whereof, I have hereunto signed my name on the 22nd day of February,
  2010.



/s/ Thomas A. Russo
      Thomas A. Russo


ACKNOWLEDGEMENT

STATE OF NEW YORK		)
					)   ss.:
COUNTY OF NEW YORK	 	)

On the 22nd day of February in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Thomas A. Russo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.


/s/ Kathleen Eisenring
Notary Public

Name: Kathleen Eisenring
My Commission Expires: March 10, 2011

IMPORTANT INFORMATION FOR THE AGENT:

	When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the
Power of Attorney is terminated or revoked. You must:
(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;
(2) avoid conflicts that would impair your ability to act in the principal's best interest;
(3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4) keep a record of all receipts, payments, and transactions conducted for the principal; and
(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as
Agent, or (your signature) as Agent for (Principal's Name).
       You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
      Liability of agent:
       The meaning of the authority given to you is defined in New York's
General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of
Attorney, you may be liable under the law for your violation.

We, Kathleen E. Shannon and Patricia M. Carroll, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the principal named therein.

	In Witness Whereof, we have hereunto signed our names on the 22nd day of February, 2010.



/s/ Kathleen E. Shannon
Kathleen E. Shannon
                                     Senior Vice President and Corporate
Secretary


/s/ Patricia M. Carroll
Patricia M. Carroll
                                    Assistant General Counsel



ACKNOWLEDGEMENT

STATE OF NEW YORK		)
					)   ss.:
COUNTY OF NEW YORK		)

On the 22nd day of February in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Kathleen E. Shannon and
  Patricia M. Carroll, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals or the person upon behalf of which the individuals acted, executed the instrument.


/s/Kathleen Eisenring
Notary Public

Name: Kathleen Eisenring
My Commission Expires: March 10, 2011